UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2011

SOUTHERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road		77056-5306
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (713) 989-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 25, 2011, counsel to Southern Union Company (the “Company”) received a letter from counsel to Energy Transfer Equity, L.P. (“ETE”) in connection with the Agreement and Plan of Merger (the “Merger Agreement”) entered in to by the Company and ETE on June 15, 2011 and the subsequent, unsolicited June 23, 2011 proposal from The Williams Companies, Inc. (“Williams”) to acquire all of the outstanding shares of the Company for $39.00 per share in cash (the “Williams Proposal”).  The letter stated that it was ETE’s position that (i) at the current time the Company’s Board of Directors (the “Board”) is not permitted by the Merger Agreement to engage in any discussions or negotiations with Williams concerning the Williams Proposal, or furnish Williams any non-public information concerning the Company, and (ii) that ETE does not believe that the Board can conclude, in good faith, that the Williams Proposal constitutes, or is reasonably likely to result in, a Superior Offer (as defined in the Merger Agreement).  The Board has not expressed any position on ETE’s assertions and has not responded to ETE’s letter, a copy of which is furnished as Exhibit 99.1 in connection herewith.

On June 26, 2011, upon the instructions of the special committee (the “Special Committee”) of the Board, a letter was sent to Williams, seeking clarification of certain aspects of the Williams Proposal.  Receipt of the clarifications requested in the letter are important for the Special Committee’s and the Board’s evaluation of the Williams Proposal in accordance with their fiduciary duties and to comply with terms of the Merger Agreement.  A copy of the letter requesting clarification is furnished herewith as Exhibit 99.2.

At this time the Board reaffirms its recommendation of the Merger Agreement.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

To the extent required, the information included in Item 7.01 of this Form 8-K is hereby incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1*	June 25, 2011 Letter from Latham & Watkins, LLP to Locke Lord Bissell & Liddell LLP regarding Conditional Proposal Received from The Williams Companies, Inc.

99.2*	June 26, 2011 Request for Clarification Letter from the Board of Directors of Southern Union Company to The Williams Companies, Inc.

*                 In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not “filed” with the SEC for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN UNION COMPANY

June 27, 2011	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President, Assistant General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1*	June 25, 2011 Letter from Latham & Watkins, LLP to Locke Lord Bissell & Liddell LLP regarding Conditional Proposal Received from The Williams Companies, Inc.

99.2*	June 26, 2011 Request for Clarification Letter from the Board of Directors of Southern Union Company to The Williams Companies, Inc.

*                 In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not “filed” with the SEC for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.